UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2008

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Decisions Regarding Re-election to Board of Directors

On March 12, 2008, Larry Wangberg and Michael Fister each informed the Board of Directors (the “Board”) of Autodesk, Inc. (“Autodesk”) that they will not seek re-election to the Board. In order to assure a smooth transition, both Messrs. Wangberg and Fister will continue to serve on the Board and Board committees through Autodesk’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”).

Committee Appointments

On March 13, 2008, the Board approved changes to Board committees as of June 12, 2008, the date of the 2008 Annual Meeting, as follows:

•	Audit Committee: Charles J. Robel (Chairman), J. Hallam Dawson and Elizabeth Nelson

•	Compensation and Human Resources Committee: Crawford W. Beveridge (Chairman), Per-Kristian Halvorsen and Steven M. West

•	Corporate Governance and Nominating Committee: Per-Kristian Halvorsen (Chairman) and Crawford W. Beveridge

Approval of Executive Incentive Plan Participants, Target Awards and Payout Formulas for Fiscal Year 2009

On March 12, 2008, the Compensation and Human Resources Committee (the “Committee”) of the Board determined the participants, target awards and payout formulas for fiscal year 2009 under Autodesk’s Executive Incentive Plan (the “EIP”). The EIP was approved by the stockholders in June 2005 and is intended to permit the payment of bonuses that may qualify as performance-based compensation under Internal Revenue Code Section 162(m).

For fiscal year 2009, the Committee determined that Carl Bass, George M. Bado, Alfred J. Castino, Jan Becker, Pascal W. Di Fronzo, Jay Bhatt, Amar Hanspal, Robert Kross, Marc Petit, Chris Bradshaw, Moonhie Chin, and Jeffery Kowalski would be participants in the EIP. For each participant, the Committee established a target award equal to a specified percentage ranging from 16.7% to 100%, of such participant’s base salary. The Committee also determined a payout formula for each participant related to achievement of certain growth in revenues as compared to fiscal 2008 as well as certain non-GAAP operating margin levels.

The actual bonuses payable for fiscal year 2009 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee and other factors set forth in the EIP. Accordingly, each participant could receive a bonus ranging from zero percent (for performance falling short of the goals) to 190% (for performance exceeding the goals) of the specified target percentage of such participant’s base salary as described above. The Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. Moreover, each of the individuals named above must remain an employee for all of fiscal year 2009 in order to be eligible for any bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

Date: March 18, 2008